UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

US Biodefense, Inc.
(Exact name of Registrant as specified in charter)

Utah	000-31431	33-0052057
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13674 E. Valley Blvd.
City of Industry, CA	91746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 961-8039

(Former Name or Former Address, if Changed Since Last Report)

Section 4 – Matters Relating to Accountants and Financial Statements

Item 4.01.  Changes in Registrant’s Certifying Accountant

On March 14, 2005, the Company dismissed Beckstead & Watts, LLP as its principal certifying accountants. None of the reports of Beckstead & Watts, LLP on the financial statements of the Company contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, nor have there been at any time, disagreements between the Company and Beckstead & Watts, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

During the Company's two most recent fiscal years and during any subsequent interim periods preceding the date of termination, there were no disagreements with Beckstead & Watts, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Beckstead & Watts, LLP’s satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with their report; and there were no "reportable events" as defined in Item 304 (a)(1)(v) of the Securities and Exchange Commission's Regulation S-K.

The Company has subsequently engaged Randy Gruber, CPA as its independent accountants for the fiscal year ending December 31, 2004.  During the most recent two fiscal years, neither the Company nor anyone engaged on its behalf has consulted with Randy Gruber, CPA regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has furnished Beckstead & Watts, LLP with a copy of the disclosures under this Item 4 and has requested that Beckstead & Watts, LLP provide a letter addressed to the SEC stating whether or not they agree with the statements made herein or stating the reasons in which they do not agree.  The letter from Beckstead & Watts, LLP is filed herewith.

Item 9.01.  Financial Statements and Exhibits

99.1  Letter from Beckstead & Watts, LLP

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date

/s/ David Chin	President and	March 18, 2005
David Chin	Director